As filed with the Securities and Exchange Commission on December 12, 2007

Registration Statement No. 333-146260

Registration Statement No. 333-146260-04

Registration Statement No. 333-146260-01

Registration Statement No. 333-146260-02

Registration Statement No. 333-146260-03

Registration Statement No. 333-

Registration Statement No. 333-

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Exelon Corporation	Exelon Generation Company, LLC
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Pennsylvania	Pennsylvania
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

23-2990190	23-3064219
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 312-394-7700	300 Exelon Way Kennett Square, Pennsylvania 19348 610-765-5959
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Exelon Capital Trust I Exelon Capital Trust II Exelon Capital Trust III	PECO Energy Company
(Exact name of registrant as specified in its Certificate of Trust)	(Exact name of registrant as specified in its charter)

Delaware	Pennsylvania
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

16-6545508 16-6545509 16-6545510	23-0970240
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

c/o U.S. Bank Trust National Association 300 Delaware Avenue 9th Floor Wilmington, DE 19801 (302) 576-3703	2301 Market Street Philadelphia, PA 19101 (215) 841-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

PECO Energy Capital Trust V

PECO Energy Capital Trust VI

(Exact name of registrant as specified in its Certificate of Trust)

Delaware

(State or other jurisdiction of incorporation or organization)

16-1665203

16-1665207

(I.R.S. Employer Identification No.)

c/o U.S. Bank Trust National Association

300 Delaware Avenue

9th Floor

Wilmington, DE 19801

(302) 576-3703

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John F. Young

Executive Vice President, Finance and Markets and Chief Financial Officer

10 South Dearborn Street — 54th Floor

Chicago, Illinois 60603

312-394-7700

http://www.exeloncorp.com

(Name, address, including zip code, and telephone number, including area code, of agent for service for each registrant)

With copies to:

Bruce G. Wilson, Esquire Exelon Corporation 10 South Dearborn Street — 49th Floor Chicago, Illinois 60603 312-394-7700	Robert C. Gerlach, Esquire Ballard Spahr Andrews & Ingersoll, LLP 1735 Market Street, 51st Floor Philadelphia, Pennsylvania 19103 215-665-8500

Approximate date of commencement of proposed sale to public:  From time to time after the Registration Statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/Amount of registration fee
Exelon Corporation debt securities	(1)
Exelon Corporation common stock	(1)
Exelon Corporation stock purchase contracts	(1)
Exelon Corporation stock purchase units(2)	(1)
Exelon Corporation preferred stock	(1)
Exelon Generation Company, LLC debt securities	(1)
Exelon Generation Company, LLC preferred securities	(1)
Exelon Capital Trust I trust preferred securities	(1)
Exelon Capital Trust II trust preferred securities	(1)
Exelon Capital Trust III trust preferred securities	(1)
Exelon Corporation subordinated debt securities to be sold to Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III with respect to Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III trust preferred securities(3)	(1)
Exelon Corporation guarantees with respect to Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III trust preferred securities(4)	(1)
PECO Energy Company preferred stock	(1)
PECO Energy Company First and Refunding Mortgage Bonds	(1)
PECO Energy Capital Trust V trust preferred securities	(1)
PECO Energy Capital Trust VI trust preferred securities	(1)
PECO Energy Company subordinated debt securities to be sold to PECO Energy Capital Trust V and PECO Energy Capital Trust VI with respect to PECO Energy Capital Trust V and PECO Energy Capital Trust VI trust preferred securities(5)	(1)
PECO Energy Company guarantees with respect to PECO Energy Capital Trust V and PECO Energy Capital Trust VI trust preferred securities(6)	(1)
Total	(1)

(1)	We are registering a presently indeterminate principal amount or number of (a) debt securities, shares of common stock, stock purchase contracts, stock purchase units, shares of preferred stock and subordinated debt securities which may be sold from time to time by Exelon Corporation, (b) debt securities and preferred securities, which may be sold from time to time by Exelon Generation Company, LLC and (c) trust preferred securities which may be sold from time to time by Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III and which will be guaranteed as set forth in the prospectus included in this registration statement by Exelon Corporation. We are registering a presently indeterminate principal amount or number of (a) shares of preferred stock, per share, which may be sold from time to time by PECO Energy Company, (b) First and Refunding Mortgage Bonds which may be sold from time to time by PECO Energy Company, (c) subordinated debt securities which may be sold from time to time by PECO Energy Company, and (d) trust preferred securities which may be sold from time to time by PECO Energy Capital Trust V and PECO Energy Capital Trust VI and which will be guaranteed as set forth in the prospectus included in this registration statement by PECO Energy Company. In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee, except for (i) $24,270 that has already been paid with respect to $1,000,000,000 aggregate initial offering price of securities that were previously registered pursuant to Exelon Corporation’s Registration Statement No. 333-108546 filed on September 5, 2003, and were not sold thereunder and (ii) $6,067.50 that has already been paid with respect to $500,000,000 aggregate initial offering price of securities that were previously registered pursuant to PECO Energy Company’s Registration Statement No. 333-105207 filed on June 3, 2003, and were not sold thereunder.
(2)	Each stock purchase unit consists of (a) a stock purchase contract under which the holder upon settlement will purchase an indeterminate number of shares of Exelon Corporation common stock and (b) debt obligations of Exelon Corporation registered under this registration statement.
(3)	Includes subordinated debt securities that will be purchased by, and constitute assets of, Exelon Capital Trust I, Exelon Capital Trust II and/or Exelon Capital Trust III. No separate consideration will be received for these securities.
(4)	Exelon Corporation is also registering under this registration statement all other obligations that it may have with respect to the trust preferred securities of Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III. No separate consideration will be received for the guarantee or any other of these obligations.
(5)	Includes subordinated debt securities that will be purchased by, and constitute assets of PECO Energy Capital Trust V and/or PECO Energy Capital Trust VI. No separate consideration will be received for these securities.
(6)	PECO Energy Company is also registering under this registration statement all other obligations that it may have with respect to the trust preferred securities of PECO Energy Capital Trust V and PECO Energy Capital Trust VI. No separate consideration will be received for the guarantee or any other of these obligations.

EXELON CORPORATION

Debt Securities

Common Stock

Stock Purchase Contracts

Stock Purchase Units

Preferred Stock

Subordinated Debt Securities

Guarantee of Trust Preferred Securities

EXELON GENERATION COMPANY, LLC

Debt Securities

Preferred Securities

EXELON CAPITAL TRUST I

EXELON CAPITAL TRUST II

EXELON CAPITAL TRUST III

Trust Preferred Securities

(guaranteed by Exelon Corporation as described in this prospectus)

PECO ENERGY COMPANY

Preferred Stock

First and Refunding Mortgage Bonds

Subordinated Debt Securities

Guarantee of Trust Preferred Securities

PECO ENERGY CAPITAL TRUST V

PECO ENERGY CAPITAL TRUST VI

Trust Preferred Securities

(guaranteed by PECO Energy Company as described in this prospectus)

Exelon Corporation (Exelon) may use this prospectus to offer and sell from time to time:

❒	unsecured senior debt securities;

❒	common stock;

❒	stock purchase contracts;

❒	stock purchase units;

❒	preferred stock in one or more series;

❒	subordinated debt securities to be purchased by Exelon Capital Trust I, Exelon Capital Trust II and/or Exelon Capital Trust III; and

❒	guarantees of trust preferred securities sold by Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III.

Exelon Generation Company, LLC (Generation) may use this prospectus to offer and sell from time to time:

❒	unsecured senior debt securities; and

❒	preferred limited liability company interests in one or more series.

Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III may use this prospectus to offer and sell from time to time trust preferred securities that will be guaranteed by Exelon Corporation.

PECO Energy Company (PECO) may use this prospectus to offer and sell from time to time:

❒	preferred stock in one or more series;

❒	one or more series of first and refunding mortgage bonds;

❒	subordinated debt securities to be purchased by PECO Energy Capital Trust V and/or PECO Energy Capital Trust VI; and

❒	guarantees of trust preferred securities sold by PECO Energy Capital Trust V and PECO Energy Capital Trust VI.

PECO Energy Capital Trust V and PECO Energy Capital Trust VI may use this prospectus to offer and sell from time to time trust preferred securities that will be guaranteed by PECO Energy Company.

We sometimes refer to the securities listed above as the “Securities.”

We will provide the specific terms of the Securities in supplements to this prospectus prepared in connection with each offering. The Securities offered will contain other significant terms and conditions. Please read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to consummate sales of the offered Securities unless accompanied by a prospectus supplement.

Exelon’s common shares are listed on the New York, Chicago and Philadelphia Stock Exchanges, under the symbol “EXC.”

Please see “ Risk Factors” beginning on page 5 for a discussion of factors you should consider in connection with a purchase of the Securities offered in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 12, 2007.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell combinations of the Securities described in this prospectus in one or more offerings. Each time we sell Securities, we will provide a prospectus supplement that will contain a description of the Securities we will offer and specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

Information contained herein relating to each registrant is filed separately by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant or Securities or guarantees issued by any other registrant, except that information relating to (i) Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III’s Securities is also attributed to Exelon and (ii) PECO Energy Capital Trust V and PECO Energy Capital Trust VI’s Securities is also attributed to PECO.

As used in this prospectus, the terms “we,” “our” and “us” generally refer to:

❒	Exelon with respect to Securities issued by Exelon.

❒	Generation with respect to Securities issued by Generation.

❒	PECO with respect to Securities issued by PECO.

All references to “the Exelon Trusts” mean Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III. All references to “the PECO Trusts” means PECO Energy Capital Trust V and PECO Energy Capital Trust VI.

We are not offering the Securities in any state where the offer is not permitted.

You should rely only on information contained in this prospectus or the documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus and related prospectus supplement may be used only where it is legal to sell these securities. The information in this prospectus and any prospectus supplement may only be accurate on the date of this document. Our business, financial condition, results of operations and prospects may have changed since that date.

Please see “ Risk Factors” beginning on page 5 for a discussion of factors you should consider in connection with a purchase of the securities offered in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are reporting companies and file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any reports or other information that we file with the SEC at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. These documents are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning Exelon may also be inspected at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005. You may also obtain a copy of the registration statement at no cost by writing us at the following address:

Exelon Corporation

Attn: Investor Relations

10 South Dearborn Street — 52nd Floor

P.O. Box 805398

Chicago, IL 60680-5398

This prospectus is one part of a registration statement filed on Form S-3 with the SEC under the Securities Act of 1933, as amended, known as the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement, including this prospectus and any related prospectus supplements, and the additional information described under the sub-heading “Documents Incorporated By Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

Information about us is also available on our web site at http://www.exeloncorp.com. This URL and the SEC’s URL above are intended to be inactive textual references only. Such information on our or the SEC’s web site is not a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to the documents we file with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This incorporation by reference does not include documents that are furnished but not filed with the SEC. We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (Exchange Act) but prior to the termination of any offering of securities made by this prospectus:

Exelon Corporation

❒	Our Annual Report on Form 10-K for the year ended December 31, 2006

❒	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2007, June 30, 2007 and September 30, 2007

❒	Our Current Reports on Form 8-K dated:

February 9, 2007 and filed on February 9, 2007;

March 1, 2007 and filed on March 2, 2007;

March 22, 2007 and filed on March 23, 2007;

April 4, 20007 and filed on April 5, 2007;

April 23, 2007 and filed on April 24, 2007;

May 8, 2007 and filed on May 14, 2007;

May 23, 2007 and filed on May 24, 2007;

May 23, 2007 and filed on May 25, 2007;

May 30, 2007 and filed on May 30, 2007;

May 30, 2007 and filed on June 1, 2007;

June 5, 2007 and filed on June 8, 2007;

July 19, 2007 and filed on July 25, 2007;

July 24, 2007 and filed on July 24, 2007;

July 24, 2007 and filed on July 25, 2007;

July 26, 2007 and filed on July 27, 2007;

August 28, 2007 and filed on September 4, 2007 (Item 8 only);

August 31, 2007 and filed on September 7, 2007;

September 4, 2007 and filed on September 10, 2007;

September 24, 2007 and filed on September 27, 2007;

October 5, 2007 and filed on October 9, 2007;

October 15, 2007 and filed on October 15, 2007;

October 17, 2007 and filed on October 17, 2007;

October 11, 2007 and filed on October 18, 2007 (Item 8 only);

October 29, 2007 and filed on November 2, 2007; and

December 11, 2007 and filed on December 11, 2007.

❒

the description of our common stock contained in the registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended, including any amendment thereto or report filed for the purpose of updating such description.

Exelon Generation Company, LLC

❒	Our Annual Report on Form 10-K for the year ended December 31, 2006

❒	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2007, June 30, 2007 and September 30, 2007

❒	Our Current Reports on Form 8-K dated:

February 9, 2007 and filed on February 9, 2007;

April 4, 2007 and filed on April 5, 2007;

May 8, 2007 and filed on May 14, 2007;

May 23, 2007 and filed on May 24, 2007;

May 23, 2007 and filed on May 25, 2007;

May 30, 2007 and filed on May 30, 2007;

May 30, 2007 and filed on June 1, 2007;

July 19, 2007 and filed on July 25, 2007;

July 24, 2007 and filed on July 24, 2007;

July 24, 2007 and filed on July 25, 2007;

July 26, 2007 and filed on July 27, 2007;

August 28, 2007 and filed on September 4, 2007 (Item 8 only);

August 31, 2007 and filed on September 7, 2007;

September 24, 2007 and filed on September 27, 2007;

September 28, 2007 and filed on September 28, 2007;

October 15, 2007 and filed on October 15, 2007;

October 18, 2007 and filed on October 19, 2007; and

December 11, 2007 and filed on December 11, 2007.

PECO Energy Company

❒	Our Annual Report on Form 10-K for the year ended December 31, 2006

❒	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2007, June 30, 2007 and September 30, 2007

❒	Our Current Reports on Form 8-K dated:

March 19, 2007 and filed on March 19, 2007;

March 14, 2007 and filed on March 20, 2007;

April 2, 2007 and filed on April 6, 2007;

July 19, 2007 and filed on July 25, 2007; and

August 31, 2007 and filed on September 7, 2007.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Exelon Corporation, Attn: Investor Relations, 10 South Dearborn Street, 52nd Floor, P.O. Box 805398, Chicago, IL 60680-5398, 312-394-2345.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all of a class of securities offered hereby have been sold or which deregisters all of a class of securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

We have not included or incorporated by reference any separate financial statements of the trusts. We do not consider the financial statements of the trusts to be material to holders of the trust preferred securities because each trust (1) is a special purpose entity that has no operating history or independent operations and (2) is not engaged in and does not propose to engage in any activity other than holding our subordinated debt securities and issuing the trust preferred securities. We do not expect the trusts to file periodic reports under Sections 13 and 15(d) of the Exchange Act.

RISK FACTORS

Investing in the Securities involves various risks. You are urged to read and consider the risk factors described in the Annual Reports on Form 10-K of Exelon, Generation and PECO, as applicable, for the year ended December 31, 2006, filed with the SEC on February 13, 2007, which have been updated under Part II, Item A of our quarterly reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 and incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing Exelon, Generation and PECO. The prospectus supplement applicable to each type or series of Securities we offer will contain a discussion of additional risks applicable to an investment in us and the particular type of Securities we are offering under that prospectus supplement.

EXELON CORPORATION

Exelon, a utility services holding company, operates through its principal subsidiaries — Generation, Commonwealth Edison Company (ComEd) and PECO.

Exelon was incorporated in Pennsylvania in February 1999. Exelon’s principal executive offices are located at 10 South Dearborn Street, Chicago, Illinois 60603, and its telephone number is 312-394-7700.

As discussed further below, Generation’s business consists of its owned and contracted electric generating facilities, wholesale energy marketing operations and competitive retail sales operations.

Exelon’s regulated energy delivery operations consist of ComEd and PECO.

ComEd is engaged principally in the purchase and regulated retail and wholesale sale of electricity and the provision of distribution and transmission services to a diverse base of residential, commercial, industrial and wholesale customers in northern Illinois. ComEd is subject to extensive regulation by the Illinois Commerce Commission (ICC) as to rates and service, the issuance of securities, and certain other aspects of ComEd’s operations. ComEd is also subject to regulation by the Federal Energy Regulatory Commission (FERC) as to transmission rates and certain other aspects of ComEd’s business.

ComEd’s retail service territory has an area of approximately 11,300 square miles and an estimated population of approximately eight million. The service territory includes the City of Chicago, an area of about 225 square miles with an estimated population of three million. ComEd has approximately 3.8 million customers.

As discussed further below, PECO is engaged principally in the purchase and regulated retail sale of electricity and the provision of transmission and distribution services to residential, commercial and industrial customers in southeastern Pennsylvania, including the City of Philadelphia, as well as the purchase and regulated retail sale of natural gas and the provision of distribution services to residential, commercial and industrial customers in the Pennsylvania counties surrounding the City of Philadelphia.

EXELON GENERATION COMPANY, LLC

Generation was formed in 2000 as a Pennsylvania limited liability company. Generation began operations as a result of a corporate restructuring effective January 1, 2001 in which Exelon separated its generation and other competitive businesses from its regulated energy delivery businesses at ComEd and PECO. Generation’s principal executive offices are located at 300 Exelon Way, Kennett Square, Pennsylvania 19348, and its telephone number is 610-765-5959.

Generation is one of the largest competitive electric generation companies in the United States, as measured by owned and controlled megawatts (MWs). Generation combines its large generation fleet with an experienced wholesale energy marketing operation and a competitive retail sales operation.

At December 31, 2006, Generation owned generation assets with an aggregate net capacity of 25,543 MWs, including 16,945 MWs of nuclear capacity. In addition, Generation controlled another 7,691 MWs of capacity through long-term contracts.

Generation’s wholesale marketing unit, Power Team, a major wholesale marketer of energy, draws upon Generation’s energy generation portfolio and logistical expertise to ensure delivery of energy to Generation’s wholesale customers under long-term and short-term contracts, including a power purchase agreement (PPA) with PECO and, beginning in 2007, ICC-approved standardized supplier forward contracts and other power purchase agreements with ComEd and Ameren Corporation. In addition, Power Team markets energy in the wholesale bilateral and spot markets.

Generation’s retail business provides retail electric and gas services as an unregulated retail energy supplier in Illinois, Michigan and Ohio. Generation’s retail business is dependent upon continued deregulation of retail electric and gas markets and its ability to obtain supplies of electricity and gas at competitive prices in the wholesale market. The low-margin nature of the business makes it important to service customers with higher volumes so as to manage costs.

The PPA between Generation and PECO expires at the end of 2010. Generation’s PPA with ComEd expired at the end of 2006. In September 2006, Generation participated in and won portions of the ComEd and Ameren auctions in Illinois for the procurement of electricity. As a result of the expiration of the PPA with ComEd and the results of the auctions, beginning in 2007, Generation sells more power through bilateral agreements with other new and existing counterparties.

PECO ENERGY COMPANY

PECO’s principal executive offices are located at 2301 Market Street, Philadelphia, PA 19101-8699, and its telephone number is (215) 841-4000.

PECO is subject to extensive regulation by the Pennsylvania Public Utility Commission (PAPUC) as to electric and gas rates and service, the issuances of certain securities and certain other aspects of PECO’s operations. PECO is also subject to regulation by FERC as to transmission rates and certain other aspects of PECO’s business.

PECO’s retail service territory has an area of approximately 2,100 square miles and an estimated population of approximately 3.8 million. PECO provides electric delivery service in an area of approximately 2,000 square miles, with a population of approximately 3.7 million, including 1.5 million in the City of Philadelphia. Natural gas service is supplied in an area of approximately 1,900 square miles in southeastern Pennsylvania adjacent to the City of Philadelphia, with a population of approximately 2.3 million. PECO delivers electricity to approximately 1.6 million customers and natural gas to approximately 480,000 customers.

PECO has the necessary authorizations to furnish regulated electric and gas service in the various municipalities or territories in which it now supplies such services. PECO’s authorizations consist of charter rights and certificates of public convenience issued by the PAPUC and/or “grandfathered rights.” These rights are generally unlimited as to time and are generally exclusive from competition from other electric and gas utilities. In a few defined municipalities, PECO’s gas service territory authorizations overlap with that of another gas utility but PECO does not consider those situations as posing a material competitive or financial threat.

EXELON CAPITAL TRUST I, EXELON CAPITAL TRUST II AND

EXELON CAPITAL TRUST III

Each of Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III is a Delaware statutory trust that was formed on August 25, 2003. Each of the Exelon Trust’s businesses is defined in a declaration of trust, dated as of August 25, 2003, executed by Exelon, as sponsor, and certain of the trustees specified below. The declaration of trust for an Exelon Trust will be amended and restated in its entirety as of the date trust preferred securities are initially issued by the applicable Exelon Trust. Each declaration, as amended and restated, is referred to in this prospectus individually as the “Exelon Trust Agreement,” and collectively as the “Exelon Trust Agreements.” The Exelon Trust Agreements were qualified under the Trust Indenture Act of 1939, as amended.

The Exelon Trusts exist for the exclusive purposes of:

❒	issuing and selling their trust preferred securities and trust common securities;

❒	using the proceeds from the sale of the trust common securities and trust preferred securities to acquire the subordinated debt securities from Exelon; and

❒	engaging in only those other activities necessary or incidental to these purposes.

The Exelon Trusts will have no assets other than the subordinated debt securities. The Exelon Trusts will have no revenue other than payments under the subordinated debt securities. Each Exelon Trust has a term of 30 years, but may dissolve earlier as provided in the Exelon Trust Agreements.

Exelon will, directly or indirectly, acquire all of the trust common securities of each Exelon Trust, which will have an aggregate liquidation amount equal to at least 3% of the total capital of the issuing trust.

Each Exelon Trust’s business and affairs will be conducted by its trustees, as provided in the Exelon Trust Agreements. At the time of the issuance of the trust preferred securities, the trustees for the issuing Exelon Trust will be U.S. Bank Trust National Association, as the property trustee and the Delaware trustee, and three of our employees as administrative trustees. Exelon, as holder of the trust common securities, or, if an event of default under the applicable trust agreement has occurred and is continuing, the holders of not less than a majority in liquidation amount of the trust preferred securities, will be entitled to appoint, remove or replace the property trustee and the Delaware trustee. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees. Only the holder of the trust common securities will be entitled to do that.

For so long as the trust preferred securities remain outstanding, Exelon will:

❒	maintain directly or indirectly 100% ownership of the trust common securities;

❒

use its reasonable efforts to cause the issuing Exelon Trust to remain a statutory trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the applicable Exelon Trust Agreement; and

❒	use its reasonable efforts to cause the issuing Exelon Trust to continue to be treated as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes.

Exelon will pay all of the issuing Exelon Trust’s fees and expenses, including those related to the offering of the trust preferred securities. In addition, Exelon will guarantee payments on the trust preferred securities to the extent that the issuing Exelon Trust has funds to make payments on the trust preferred securities.

The rights of the holders of the trust preferred securities are set forth in the Exelon Trust Agreements and the Delaware Statutory Trust Act.

The location of each Exelon Trust’s principal executive office is 10 South Dearborn Street, 52nd Floor, P.O. Box 805379, Chicago, Illinois 60680-5379, and the telephone number is 312-394-7700.

PECO ENERGY CAPITAL TRUST V AND PECO ENERGY CAPITAL TRUST VI

Each of PECO Energy Capital Trust V and PECO Energy Capital Trust VI is a Delaware statutory trust that was formed on May 9, 2003. Each of the PECO Trust’s businesses is defined in a declaration of trust, dated as of May 9, 2003, executed by PECO, as sponsor, and the trustees specified below. The declaration of trust for a PECO Trust will be amended and restated in its entirety as of the date trust preferred securities are initially issued by the applicable PECO Trust. Each declaration, as amended and restated, is referred to in this prospectus individually as the “PECO Trust Agreement,” and collectively as the “PECO Trust Agreements.” The PECO Trust Agreements were qualified under the Trust Indenture Act of 1939, as amended.

The PECO Trusts exist for the exclusive purposes of:

❒	issuing and selling their trust preferred securities and trust common securities;

❒	using the proceeds from the sale of the trust common securities and trust preferred securities to acquire the subordinated debt securities from PECO; and

❒	engaging in only those other activities necessary or incidental to these purposes.

The PECO Trusts will have no assets other than the subordinated debt securities. The PECO Trusts will have no revenue other than payments under the subordinated debt securities. Each PECO Trust has a term of 30 years, but may dissolve earlier as provided in the PECO Trust Agreements.

PECO will, directly or indirectly, acquire all of the trust common securities of each PECO Trust, which will have an aggregate liquidation amount equal to at least 3% of the total capital of the issuing PECO Trust.

Each PECO Trust’s business and affairs will be conducted by its trustees, as provided in the PECO Trust Agreements. At the time of the issuance of the trust preferred securities, the trustees for the issuing PECO Trust will be U.S. Bank Trust Company National Association, as the property trustee and the Delaware trustee, and three of our employees as administrative trustees. PECO, as holder of the trust common securities, or, if an event of default under the applicable trust agreement has occurred and is continuing, the holders of not less than a majority in liquidation amount of the trust preferred securities, will be entitled to appoint, remove or replace the property trustee and the Delaware trustee. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees. Only the holder of the trust common securities will be entitled to do that.

For so long as the trust preferred securities remain outstanding, PECO will:

❒	maintain directly or indirectly 100% ownership of the trust common securities;

❒

use its reasonable efforts to cause the issuing PECO Trust to remain a statutory trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the applicable PECO Trust Agreement; and

❒	use its reasonable efforts to cause the issuing PECO Trust to continue to be treated as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes.

PECO will pay all of the issuing PECO Trust’s fees and expenses, including those related to the offering of the trust preferred securities. In addition, PECO will guarantee payments on the trust preferred securities to the extent that the issuing PECO Trust has funds to make payments on the trust preferred securities.

The rights of the holders of the trust preferred securities are set forth in the trust agreements and the Delaware Statutory Trust Act.

The location of each PECO Trust’s principal executive office is 2301 Market Street, P.O. Box 8699, Philadelphia, PA 19101-8699, and the telephone number is (215) 841-4000.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC, which we have referenced under “Where You Can Find More Information” and “Documents Incorporated by Reference” contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections, future capital expenditures, business strategy, competitive strengths, goals, expansion, market and industry developments and the growth of our businesses and operations, are forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. These statements involve a number of risks and uncertainties, many of which are beyond our control. The factors that could cause actual results to differ materially from the forward-looking statements include (a) those factors discussed in the following sections of Exelon, Generation and PECO’s 2006 Annual Report on Form 10-K: ITEM 1A. Risk Factors, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and ITEM 8. Financial Statements and Supplementary Data: Note 18 and Part II, Item 1A of our quarterly reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007; and (b) other factors discussed herein and in other filings with the SEC by Exelon, Generation and PECO, as applicable.

Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by us will be realized or, even if realized, will have the expected consequences to or effects on us or our business prospects, financial condition or results of operations. You should not place undue reliance on these forward-looking statements in making your investment decision. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements to reflect events or circumstances that occur or arise or are anticipated to occur or arise after the date hereof. In making an investment decision regarding the shares of common stock described in this prospectus, we are not making, and you should not infer, any representation about the likely existence of any particular future set of facts or circumstances.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the Securities for general corporate purposes, including to discharge or refund (by redemption, by purchase on the open market, by purchase in private transactions, by tender offer or otherwise) outstanding long-term debt, to invest in our operating subsidiaries, to finance capital improvements and to supplement working capital. Any proceeds of Securities issued by the Exelon Trusts will be used by the Exelon Trusts to purchase subordinated debt securities from Exelon. Any proceeds of Securities issued by the PECO Trusts will be used by the PECO Trusts to purchase subordinated debt securities from PECO. We will describe in the applicable prospectus supplement any specific allocation of the proceeds to a particular purpose that we have made at the date of that prospectus supplement. Please refer to our annual and quarterly reports incorporated by reference into this prospectus and any prospectus supplement for information concerning our outstanding long-term debt. See “Where You Can Find More Information.”

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following are Exelon’s consolidated ratios of earnings to fixed charges for each of the periods indicated:

	Years Ended December 31,					Nine Months Ended September 30, 2007
	2002	2003	2004	2005	2006
Ratio of earnings to fixed charges	3.1	2.1	3.5	2.8	3.4	4.7

The following are Generation’s consolidated ratios of earnings to fixed charges for each of the periods indicated:

	Years Ended December 31,						Nine Months Ended September 30, 2007
	2002	2003		2004	2005	2006
Ratio of earnings to fixed charges	3.0	N/A	(1)	4.1	5.5	6.3	9.5

(1)	For purposes of the ratio calculation, the deficiency in Generation’s earnings to achieve a 1:1 ratio of earnings to fixed charges for 2003 was approximately $480 million. Generation’s earnings for 2003 were negatively impacted by a $945 impairment charge related to the long-lived assets of Boston Generating, LLC. For purposes of calculating Generation’s ratio of earnings to fixed charges for the twelve months ended December 31, 2003, fixed charges were approximately $298 million.

The following are PECO’s consolidated ratios of earnings to fixed charges for each of the periods indicated:

	Years Ended December 31,					Nine Months Ended September 30, 2007
	2002	2003	2004	2005	2006
Ratio of earnings to fixed charges	3.0	3.2	3.4	3.8	3.3	4.1

The ratio of earnings to fixed charges represents, on a pre-tax basis, the number of times earnings cover fixed charges. Earnings consist of pre-tax net income from continuing operations after adjustment for income from equity investees and capitalized interest or allowance for funds used during construction, to which has been added fixed charges. Fixed charges consist of interest costs and amortization of debt discount and premium on all indebtedness and the interest portion of all rental expense.

Exelon and Generation had no preferred securities outstanding during the periods indicated; therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges for Exelon and Generation.

The following are PECO’s consolidated ratios of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated:

	Years Ended December 31,					Nine Months Ended September 30, 2007
	2002	2003	2004	2005	2006
Ratio of earnings to combined fixed charges and preferred stock dividends	2.9	3.1	3.3	3.7	3.3	4.0

BOOK-ENTRY SYSTEM

Unless otherwise indicated in the applicable prospectus supplement, Securities will initially be issued in the form of one or more global securities, in registered form, without coupons (as applicable). The global security will be deposited with, or on behalf of, a depository, and registered in the name of that depository or a nominee of that depository. Unless otherwise indicated in the applicable prospectus supplement, the depository for any global securities will be The Depository Trust Corporation (DTC).

The global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee. One fully registered global security certificate will be issued for each issue of the global securities, each in the aggregate principal amount of that issue and will be deposited with DTC. So long as the depository, or its nominee, is the registered owner of a global security, that depository or such nominee, as the case may be, will be considered the owner of that global security for all purposes under the indenture, the subordinated debt indenture or the trust agreement, as applicable, including for any notices and voting. Except as otherwise provided below, the owners of beneficial interests in a global security will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of any such securities and will not be considered the registered holder thereof under the indenture, subordinated debt indenture or the trust agreement, as applicable. Accordingly, each person holding a beneficial interest in a global security must rely on the procedures of the depository and, if that person is not a direct participant, on procedures of the direct participant through which that person holds its interest, to exercise any of the rights of a registered owner of such security.

A global security may not be transferred as a whole except by DTC to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global securities shall be transferred and exchanged through the facilities of DTC. Beneficial interests in the global securities may not be exchanged for securities in certificated form except in the circumstances described in the following paragraph.

We will be obligated to exchange global securities in whole for certificated securities only if:

❒

the depository notifies us that it is unwilling or unable to continue as depository for the global securities or the depository has ceased to be a clearing agency registered under applicable law and, in either case, we thereupon fail to appoint a successor depository within 90 days;

❒	we, at our option, notify the applicable trustee in writing that we elect to cause the issuance of certificated securities; or

❒	there shall have occurred and be continuing an event of default with respect to the applicable securities of any series.

In all cases, certificated securities delivered in exchange for any global security or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository (in accordance with customary procedures).

The descriptions of operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are solely within DTC’s control and are subject to changes by DTC from time to time. We take no responsibility for these operations and procedures and urge you to contact DTC or its participants directly to discuss these matters. DTC has advised us as follows:

❒

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing corporation” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

❒

DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

❒	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

❒	DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

❒

Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which are referred to as indirect participants and, together with the direct participants, the participants.

❒	The rules applicable to DTC and its participants are on file with the SEC.

Purchases of global securities under the DTC system must be made by or through direct participants, who will receive a credit for such purchases of global securities on DTC’s records. The ownership interest of each actual purchaser of each global security, or beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except in the event that use of the book-entry system for the global securities is discontinued.

To facilitate subsequent transfers, all global securities deposited by participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of global securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities; DTC’s records reflect only the identity of the direct participants to whose accounts such global securities are credited which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If the global securities are redeemable, redemption notices shall be sent to Cede & Co. If less than all of the global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. will consent or vote with respect to the global securities. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants whose accounts the global securities are credited on the record date, identified in a listing attached to the omnibus proxy.

Payments of distributions, dividends, principal, interest, premiums and liquidation amounts, if any, on the global securities will be made to DTC in immediately available funds. DTC’s practice is to credit direct participants’ accounts on the date on which interest is payable in accordance with the respective holdings shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the trustee for those securities, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions, dividends, principal, interest, premiums and liquidation amounts, if any, on any of the aforementioned securities represented by global securities to DTC is the responsibility of the appropriate trustee and us. Disbursement of those payments to direct participants shall be the responsibility of DTC, and disbursement of those payments to the beneficial owners shall be the responsibility of the participants.

DTC may discontinue providing its services as securities depositary with respect to the global securities at any time by giving us reasonable notice. Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the global securities among participants, it is under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time.

The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

None of the trustees, us or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in that global security or for maintaining, supervising or reviewing any records relating to those beneficial interests.

LEGAL MATTERS

Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania, will render an opinion as to the validity of the Securities for us, and Winston & Strawn LLP, Chicago, Illinois, will render an opinion as to the validity of the securities for any underwriters, dealers, purchasers or agents. Winston & Strawn LLP provides legal services to Exelon and its subsidiaries from time to time.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Exelon Corporation and the financial statements of Exelon Generation Company, LLC and PECO Energy Company incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses in connection with the issuance and distribution of the securities are set forth in the following table. All amounts except the SEC registration fee are estimated.

SEC registration fee	$	*
Listing fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and engraving expenses	$	*
Legal fees and expenses	$	*
Trustee fees	$	*
Miscellaneous	$	*

Total	$	*

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Exelon Corporation

Chapter 17, Subchapter D of the Pennsylvania Business Corporation Law of 1988, as amended (the PBCL), contains provisions permitting indemnification of officers and directors of a business corporation incorporated in Pennsylvania. Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses he or she may incur in connection with a threatened, pending or completed civil, administrative or investigative proceeding by reason of the fact that he or she is or was a representative of the corporation or was serving at the request of the corporation as a representative of another enterprise, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation, unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses the court deems proper. Section 1743 of the PBCL provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending these actions if they are successful on the merits or otherwise in the defense of such actions.

Section 1746 of the PBCL provides that indemnification under the other sections of Subchapter D is not exclusive of other rights that a person seeking indemnification may have under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, whether or not the corporation would have the power to indemnify the person under any other provision of law. However, Section 1746 prohibits indemnification in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the PBCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise, against any liability asserted against such person and incurred by him or her in that capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under Subchapter D.

Exelon’s Bylaws provide that it is obligated to indemnify directors and officers and other persons designated by the board of directors against any liability, including any damage, judgment, amount paid in settlement, fine, penalty, cost or expense (including, without limitation, attorneys’ fees and disbursements) including in connection with any proceeding. Exelon’s Bylaws provide that no indemnification shall be made where the act or failure to act giving rise to the claim for indemnification is determined by arbitration or otherwise to have constituted willful misconduct or recklessness or attributable to receipt from Exelon of a personal benefit to which the recipient is not legally entitled.

As permitted by PBCL Section 1713, Exelon’s Bylaws provide that directors generally will not be liable for monetary damages in any action, whether brought by shareholders directly or in the right of Exelon or by third parties, unless they fail in the good faith performance of their duties as fiduciaries (the standard of care established by the PBCL), and such failure constitutes self-dealing, willful misconduct or recklessness.

In addition, the directors, officers and employees of Exelon are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and the registrant is insured to the extent that it is required or permitted by law to indemnify the directors, officers and employees for such loss. The premiums for such insurance are paid by Exelon.

Exelon Generation Company, LLC

Section 4.6 of Generation’s operating agreement provides, as follows:

The Member shall, and any officer, employee or agent of the Company may in the Member’s absolute discretion, be indemnified by the Company to the fullest extent permitted by Section 8945 of the Pennsylvania Limited Liability Company Law of 1994 and as may be otherwise permitted by applicable law.

Section 8945 of the Pennsylvania Limited Liability Company Law of 1994 provides that:

8945. Indemnification.

(a) General rule. Subject to such standards and restrictions, if any, as are set forth in the operating agreement, a limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

(b) When indemnification is not to be made. Indemnification under subsection (a) shall not be made in any case where the act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The certificate of organization or operating agreement may not provide for indemnification in the case of willful misconduct or recklessness.

(c) Grounds. Indemnification under subsection (a) may be granted for any action taken and may be made whether or not the company would have the power to indemnify the person under any other provision of law except as provided in this section and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the company. Such indemnification is declared to be consistent with the public policy of this Commonwealth.

(d) Payment of expenses. Expenses incurred by a member, manager or other person in defending any action or proceeding against which indemnification may be made under this section may be paid by the company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the company.

(e) Rights to indemnification. The indemnification and advancement of expenses provided by or granted under this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to serve in the capacity as to which he was indemnified and shall inure to the benefit of the heirs, executors and administrators of such person.

(f) Mandatory indemnification. Without regard to whether indemnification or advancement of expenses is provided under subsections (a) and (d), a limited liability company shall be subject to section 8331(2) (relating to rules determining rights and duties of partners) and both the members and the managers, if any, shall be deemed to be general partners for purposes of applying that section.

In addition, the officers and employees of Generation are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and the registrant is insured to the extent that it is required or permitted by law to indemnify the officers and employees for such loss. The premiums for such insurance are paid by Generation.

PECO Energy Company

Chapter 17, Subchapter D of the Pennsylvania Business Corporation Law contains provisions permitting indemnification of officers and directors of a business corporation incorporated in Pennsylvania. Sections 1741 and 1742 of the Pennsylvania Business Corporation Law provide that a business corporation may indemnify any director or officer against liabilities and expenses he or she may incur in connection with a threatened, pending or completed civil, administrative or investigative proceeding by reason of the fact he or she is or was a representative of the corporation or was serving at the request of the corporation as a representative of another enterprise, provided that the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses the court deems proper. Section 1743 of the Pennsylvania Business Corporation Law provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending these actions if they are successful on the merits or otherwise in the defense of these actions.

Section 1746 of the Pennsylvania Business Corporation Law provides that indemnification under the other sections of Subchapter D is not exclusive of other rights that a person seeking indemnification may have under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, whether or not the corporation would have the power to indemnify the person under any other provision of law. However, Section 1746 prohibits indemnification in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the Pennsylvania Business Corporation Law permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise, against any liability asserted against that person and incurred by him or her in that capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against the liability under Subchapter D.

Our Bylaws provide that we are obligated to indemnify directors and officers and other persons designated by the board of directors against any liability including any damage, judgment, amount paid in settlement, fine, penalty, cost or expense (including, without limitation, attorneys’ fees and disbursements) incurred in connection with any proceeding. Our Bylaws provide that no indemnification shall be made where the act or failure to act giving rise to the claim for indemnification is determined by arbitration or otherwise to have constituted willful misconduct or recklessness or to be attributable to receipt from us of a personal benefit to which the recipient is not legally entitled.

As permitted by the Pennsylvania Business Corporation Law, our Bylaws provide that directors generally will not be liable for monetary damages in any action whether brought by shareholders directly or in the right of PECO Energy Company or by third parties unless they fail in the good faith performance of their duties as fiduciaries (the standard of care established by the Pennsylvania Business Corporation Law), and that failure constitutes self-dealing, willful misconduct or recklessness.

Exelon Capital Trust I, Exelon Capital Trust II, Exelon Capital Trust III, PECO Energy Capital Trust V and PECO Energy Capital Trust VI

Section 3817 of the Delaware Statutory Trust Act, 12 Del. C. Section 3801, et seq., provides that, subject to such standards and restrictions, if any, as set forth in the governing instrument of the trust, a statutory trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. The trust agreements provide that Exelon Corporation, as the sponsor of the trusts, will indemnify the trustees for, and hold the trustees harmless against, any and all loss, damage, claims, liability or expense incurred without willful misconduct, gross negligence (ordinary negligence in the case of the Property Trustee) or bad faith on their part, arising out of or in connection with the acceptance or administration of the trust agreements, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties thereunder.

ITEM 16.	EXHIBITS.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement with respect to Securities.

4.1	Amended and Restated Articles of Incorporation of Exelon Corporation (incorporated herein by reference to File No. 1-16169, Form 10-Q for quarter ended June 30, 2007, Exhibit 10-1).

4.2	Amended and Restated Bylaws of Exelon Corporation (incorporated herein by reference to incorporated herein by reference to File No. 1-16169, Form 10-Q for quarter ended June 30, 2007, Exhibit 10-2).

4.3	First Amended and Restated Operating Agreement of Exelon Generation Company, LLC (incorporated herein by reference to File No. 333-85496, 2003 Form 10-K, Exhibit 3-8).

4.4***	Form of Indenture between Exelon Corporation and The Bank of New York Trust Company, N.A., as trustee, relating to senior debt securities.

4.5	Form of Indenture between Exelon Corporation and U.S. Bank National Association (as successor to Wachovia Bank, National Association), as trustee, relating to subordinated debt securities (incorporated herein by reference to File No. 333-10854603, Form S-3, Exhibit 4-4).

4.6***	Form of Indenture between Exelon Generation Company, LLC and U.S. Bank National Association, as trustee relating to Generation senior debt securities.

4.7	Certificate of Trust of Exelon Capital Trust I dated as of August 25, 2003 (incorporated herein by reference to File No. 333-10854603, Form S-3, Exhibit 4-5).

4.8	Certificate of Trust of Exelon Capital Trust II dated as of August 25, 2003 (incorporated herein by reference to File No. 333-10854603, Form S-3, Exhibit 4-6).

4.9	Certificate of Trust of Exelon Capital Trust III dated as of August 25, 2003 (incorporated herein by reference to File No. 333-10854603, Form S-3, Exhibit 4-7).

4.10	Declaration of Trust of Trust of Exelon Capital Trust I dated as of August 25, 2003 (incorporated herein by reference to File No. 333-10854603, Form S-3, Exhibit 4-8)

4.11	Declaration of Trust of Trust of Exelon Capital Trust II dated as of August 25, 2003 (incorporated herein by reference to File No. 333-10854603, Form S-3, Exhibit 4-9)

4.12	Declaration of Trust of Trust of Exelon Capital Trust III dated as of August 25, 2003 (incorporated herein by reference to File No. 333-10854603, Form S-3, Exhibit 4-10)

4.13	Form of Amended and Restated Declaration of Trust (incorporated herein by reference to File No. 333-10854603, Form S-3, Exhibit 4-11)

Exhibit No.	Description
4.14	Form of Guarantee Agreement (incorporated herein by reference to File No. 333-10854603, Form S-3, Exhibit 4-12)

4.15	Amended and Restated Articles of Incorporation for PECO Energy Company (incorporated herein by reference to File No. 1-1401, 2000 Form 10-K, Exhibit 3-3)

4.16	Bylaws of PECO Energy Company, adopted February 26, 1990 and amended January 26, 1998 (Incorporated by reference to File No. 1-1401, 1997 Form 10-K, Exhibit 3-2)

4.17	First and Refunding Mortgage dated May 1, 1923 between The Counties Gas and Electric Company (predecessor to PECO Energy Company) and Fidelity Trust Company, Trustee (Wachovia Bank, National Association), (incorporated by reference to Registration No. 2-2281, Exhibit B-1).

4.18	Supplemental Indentures to PECO Energy Company’s First and Refunding Mortgage (incorporated herein by reference to the following):

	Dated as of	File Reference	Exhibit No.
	May 1, 1927	2-2881	B-1(c)
	March 1, 1937	2-2881	B-1(g)
	December 1, 1941	2-4863	B-1(h)
	November 1, 1944	2-5472	B-1(i)
	December 1, 1946	2-6821	7-1(j)
	September 1, 1957	2-13562	2(b)-17
	May 1, 1958	2-14020	2(b)-18
	March 1, 1968	2-34051	2(b)-24
	March 1, 1981	2-72802	4-46
	March 1, 1981	2-72802	4-47
	December 1, 1984	1-01401, 1984 Form 10-K	4-2(b)
	April 1, 1991	1-01401, 1991 Form 10-K	4(e)-76
	December 1, 1991	1-01401, 1991 Form 10-K	4(e)-77
	June 1, 1992	1-01401, June 30, 1992 Form 10-Q	4(e)-81
	March 1, 1993	1-01401, 1992 Form 10-K	4(e)-86
	May 1, 1993	1-01401, March 31, 1993 Form 10-Q	4(e)-88
	May 1, 1993	1-01401, March 31, 1993 Form 10-Q	4(e)-89
	August 15, 1993	1-01401, Form 8-A dated August 19, 1993	4(e)-92
	May 1, 1995	1-01401, Form 8-K dated May 24, 1995	4(e)-96
	September 15, 2002	1-01401, September 30, 2002 Form 10-Q	4-1
	October 1, 2002 April 15, 2003 April 15, 2004	1-01401, September 30, 2002 Form 10-Q 0-16844, March 31, 2003 Form 10-Q 0-16844, September 30, 2004 Form 10-Q	4-2 4.1 4-1-1
	September 15, 2006	000-16844, Form 8-K dated September 25, 2006	4.1
	March 15, 2007	000-1684, Form 8-K dated March 19, 2007	4.1

4.19**	Form of Supplemental Indenture relating to First and Refunding Mortgage Bonds

4.20	Form of Indenture between PECO Energy Company and U.S. Bank National Association relating to subordinated debt securities (incorporated by reference to File No. 333-105207, Exhibit 4-3)

4.21	Certificate of Trust of PECO Energy Capital Trust V dated as of May 8, 2003 (incorporated herein by reference to File No. 333-105207, Form S-3, Exhibit 4-5)

4.22	Certificate of Trust of PECO Energy Capital Trust VI dated as of May 8, 2003 (incorporated herein by reference to File No. 333-105207, Form S-3, Exhibit 4-6)

4.23	Declaration of Trust of PECO Energy Capital Trust V dated as of May 9, 2003 (incorporated herein by reference to File No. 333-105207, Form S-3, Exhibit 4-8)

Exhibit No.	Description
4.24	Declaration of Trust of PECO Energy Capital Trust VI dated as of May 9, 2003 (incorporated herein by reference to File No. 333-105207, Form S-3, Exhibit 4-9)

4.25	Form of Amended and Restated Declaration of Trust (including form of trust preferred security certificate) (incorporated herein by reference to File No. 333-105207, Form S-3, Exhibit 4-10)

4.25	Form of Guarantee Agreement of PECO Energy Company (incorporated herein by reference to File No. 333-105207, Form S-3, Exhibit 4-11)

4.26	Form of Statement with Respect to Shares for PECO Energy Company preferred stock (incorporated herein by reference to File No. 333-105207, Form S-3, Exhibit 4-12)

5.1***	Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the legality of Exelon, Generation, Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III Securities.

5.2**	Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the legality of PECO, PECO Energy Capital Trust V and PECO Energy Capital Trust VI Securities.

12.1**	Statement regarding computation of ratio of earnings to fixed charges for Exelon.

12.2**	Statement regarding computation of ratio of earnings to fixed charges for Generation.

12.3**	Statement regarding computation of ratio of earnings to fixed charges for PECO.

12.4**	Statement regarding computation of consolidated ratios of earnings to combined fixed charges and preferred stock dividends for PECO.

23.1**	Consent of PricewaterhouseCoopers LLP.

23.2***	Consent of Ballard Spahr Andrews & Ingersoll, LLP relating to Exelon, Generation, Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III Securities (included in Exhibit 5.1).

23.3**	Consent of Ballard Spahr Andrews & Ingersoll, LLP relating to PECO, PECO Energy Capital Trust V and PECO Energy Capital Trust VI Securities (included as Exhibit 5.2).

24.1***	Powers of Attorney for Exelon (included on signature page).

24.2**	Powers of Attorney for PECO (included on signature page).

25.1***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A., as trustee under the Indenture relating to Exelon senior debt securities.

25.2***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association (successor to Wachovia Bank, National Association), as trustee under the Indenture relating to Exelon subordinated debt securities.

25.3***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association, as property trustee under the Amended and Restated Declaration of Trust.

25.4***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association, as guarantee trustee under the Guarantee Agreement.

25.5***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as trustee under the Indenture relating to Generation senior debt securities.

25.6**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association, as trustee under the PECO mortgage.

25.7**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association, as trustee under the subordinated debt indenture.

Exhibit No.	Description
25.8**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association, as Delaware trustee and property trustee under the Amended and Restated Declaration of Trust.

25.9**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association, as guarantee trustee under the Guarantee Agreement.

*	A form of Underwriting Agreement with respect to any Securities will be filed as an Exhibit on Form 8-K, as contemplated by Item 601(b)(1) of Regulation S-K under the Securities Act.
**	Filed herewith
***	Filed previously

ITEM 17.	UNDERTAKINGS.

(a) Each of the undersigned Registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each of the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 12th day of December, 2007.

EXELON CORPORATION

By:	/s/ JOHN W. ROWE
John W. Rowe
Chairman, Chief Executive Officer and Director

By:	/s/ JOHN F. YOUNG
John F. Young
Executive Vice President Finance and Markets and Chief Financial Officer

By:	/s/ MATTHEW F. HILZINGER
Matthew F. Hilzinger
Senior Vice President and Corporate Controller

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* M. Walter D’Alessio	Director	December 12, 2007

* Nicholas DeBenedictis	Director	December 12, 2007

* Nelson A. Diaz	Director	December 12, 2007

* Paul Joskow	Director	December 12, 2007

* John M. Palms, Ph.D.	Director	December 12, 2007

* William C. Richardson, Ph.D.	Director	December 12, 2007

* Thomas J. Ridge	Director	December 12, 2007

* John W. Rogers, Jr.	Director	December 12, 2007

* Steven D. Steinour	Director	December 12, 2007

*By:	/s/ JOHN W. ROWE
John W. Rowe, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 12th day of December, 2007.

EXELON GENERATION COMPANY, LLC

By:	/s/ JOHN W. ROWE
John W. Rowe
President

By:	/s/ JOHN F. YOUNG
John F. Young
Executive Vice President Finance and Markets and Chief Financial Officer

By:	/s/ JON D. VEURINK
Jon D. Veurink
Vice President and Controller

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 12th day of December, 2007.

EXELON CAPITAL TRUST I

By:	/s/ THOMAS R. MILLER
Name:	Thomas R. Miller
Title:	Administrative Trustee

EXELON CAPITAL TRUST II

By:	/s/ THOMAS R. MILLER
Name:	Thomas R. Miller
Title:	Administrative Trustee

EXELON CAPITAL TRUST III

By:	/s/ THOMAS R. MILLER
Name:	Thomas R. Miller
Title:	Administrative Trustee

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on this 12th day of December, 2007.

PECO ENERGY COMPANY

By:	/s/ DENIS P. O’BRIEN
Denis P. O’Brien
President and Chief Executive Officer

By:	/s/ PHILLIP S. BARNETT
Phillip S. Barnett
Senior Vice President Finance and Chief Financial Officer

By:	/s/ MATTHEW R. GALVANONI
Matthew R. Galvanoni
Vice President and Controller

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Rowe and Denis P. O’Brien and each or any one of them, his true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement relating to any offering made pursuant to this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys in fact and agents, and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. ROWE John W. Rowe	Director and Chairman	December 12, 2007

/s/ M. WALTER D’ALESSIO M. Walter D’Alessio	Director	December 12, 2007

/s/ NELSON A. DIAZ Nelson A. Diaz	Director	December 12, 2007

/s/ ROSEMARIE B. GRECO Rosemarie B. Greco	Director	December 12, 2007

/s/ THOMAS J. RIDGE Thomas J. Ridge	Director	December 12, 2007

/s/ RONALD RUBIN Ronald Rubin	Director	December 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on this 12th day of December, 2007.

PECO ENERGY CAPITAL TRUST V

By:	/s/ CHARLES S. WALLS
Name:	Charles S. Walls
Title:	Administrative Trustee

PECO ENERGY CAPITAL TRUST VI

By:	/s/ CHARLES S. WALLS
Name:	Charles S. Walls
Title:	Administrative Trustee

INDEX TO EXHIBITS

Exhibit No.	Description
1.1*	Form of Underwriting Agreement with respect to Securities.

4.1	Amended and Restated Articles of Incorporation of Exelon Corporation (incorporated herein by reference to File No. 1-16169, Form 10-Q for quarter ended June 30, 2007, Exhibit 10-1).

4.2	Amended and Restated Bylaws of Exelon Corporation (incorporated herein by reference to incorporated herein by reference to File No. 1-16169, Form 10-Q for quarter ended June 30, 2007, Exhibit 10-2).

4.3	First Amended and Restated Operating Agreement of Exelon Generation Company, LLC (incorporated herein by reference to File No. 333-85496, 2003 Form 10-K, Exhibit 3-8).

4.4***	Form of Indenture between Exelon Corporation and The Bank of New York Trust Company, N.A., as trustee, relating to senior debt securities.

4.5	Form of Indenture between Exelon Corporation and U.S. Bank National Association (as successor to Wachovia Bank, National Association), as trustee, relating to subordinated debt securities (incorporated herein by reference to File No. 333-10854603, Form S-3, Exhibit 4-4).

4.6***	Form of Indenture between Exelon Generation Company, LLC and U.S. Bank National Association, as trustee relating to Generation senior debt securities.

4.7	Certificate of Trust of Exelon Capital Trust I dated as of August 25, 2003 (incorporated herein by reference to File No. 333-10854603, Form S-3, Exhibit 4-5).

4.8	Certificate of Trust of Exelon Capital Trust II dated as of August 25, 2003 (incorporated herein by reference to File No. 333-10854603, Form S-3, Exhibit 4-6).

4.9	Certificate of Trust of Exelon Capital Trust III dated as of August 25, 2003 (incorporated herein by reference to File No. 333-10854603, Form S-3, Exhibit 4-7).

4.10	Declaration of Trust of Trust of Exelon Capital Trust I dated as of August 25, 2003 (incorporated herein by reference to File No. 333-10854603, Form S-3, Exhibit 4-8)

4.11	Declaration of Trust of Trust of Exelon Capital Trust II dated as of August 25, 2003 (incorporated herein by reference to File No. 333-10854603, Form S-3, Exhibit 4-9)

4.12	Declaration of Trust of Trust of Exelon Capital Trust III dated as of August 25, 2003 (incorporated herein by reference to File No. 333-10854603, Form S-3, Exhibit 4-10)

4.13	Form of Amended and Restated Declaration of Trust (incorporated herein by reference to File No. 333-10854603, Form S-3, Exhibit 4-11)

4.14	Form of Guarantee Agreement (incorporated herein by reference to File No. 333-10854603, Form S-3, Exhibit 4-12)

4.15	Amended and Restated Articles of Incorporation for PECO Energy Company (incorporated herein by reference to File No. 1-1401, 2000 Form 10-K, Exhibit 3-3)

4.16	Bylaws of PECO Energy Company, adopted February 26, 1990 and amended January 26, 1998 (Incorporated by reference to File No. 1-1401, 1997 Form 10-K, Exhibit 3-2)

4.17	First and Refunding Mortgage dated May 1, 1923 between The Counties Gas and Electric Company (predecessor to PECO Energy Company) and Fidelity Trust Company, Trustee (Wachovia Bank, National Association), (incorporated by reference to Registration No. 2-2281, Exhibit B-1)

E-1

Exhibit No.	Description
4.18	Supplemental Indentures to PECO Energy Company’s First and Refunding Mortgage (incorporated herein by reference to the following):

	Dated as of	File Reference	Exhibit No.
	May 1, 1927	2-2881	B-1(c)
	March 1, 1937	2-2881	B-1(g)
	December 1, 1941	2-4863	B-1(h)
	November 1, 1944	2-5472	B-1(i)
	December 1, 1946	2-6821	7-1(j)
	September 1, 1957	2-13562	2(b)-17
	May 1, 1958	2-14020	2(b)-18
	March 1, 1968	2-34051	2(b)-24
	March 1, 1981	2-72802	4-46
	March 1, 1981	2-72802	4-47
	December 1, 1984	1-01401, 1984 Form 10-K	4-2(b)
	April 1, 1991	1-01401, 1991 Form 10-K	4(e)-76
	December 1, 1991	1-01401, 1991 Form 10-K	4(e)-77
	June 1, 1992	1-01401, June 30, 1992 Form 10-Q	4(e)-81
	March 1, 1993	1-01401, 1992 Form 10-K	4(e)-86
	May 1, 1993	1-01401, March 31, 1993 Form 10-Q	4(e)-88
	May 1, 1993	1-01401, March 31, 1993 Form 10-Q	4(e)-89
	August 15, 1993	1-01401, Form 8-A dated August 19, 1993	4(e)-92
	May 1, 1995	1-01401, Form 8-K dated May 24, 1995	4(e)-96
	September 15, 2002	1-01401, September 30, 2002 Form 10-Q	4-1
	October 1, 2002 April 15, 2003 April 15, 2004	1-01401, September 30, 2002 Form 10-Q 0-16844, March 31, 2003 Form 10-Q 0-16844, September 30, 2004 Form 10-Q	4-2 4.1 4-1-1
	September 15, 2006	000-16844, Form 8-K dated September 25, 2006	4.1
	March 15, 2007	000-1684, Form 8-K dated March 19, 2007	4.1

4.19**	Form of Supplemental Indenture relating to First and Refunding Mortgage Bonds

4.20	Form of Indenture between PECO Energy Company and U.S. Bank National Association relating to subordinated debt securities (incorporated by reference to File No. 333-105207, Exhibit 4-3)

4.21	Certificate of Trust of PECO Energy Capital Trust V dated as of May 8, 2003 (incorporated herein by reference to File No. 333-105207, Form S-3, Exhibit 4-5)

4.22	Certificate of Trust of PECO Energy Capital Trust VI dated as of May 8, 2003 (incorporated herein by reference to File No. 333-105207, Form S-3, Exhibit 4-6)

4.23	Declaration of Trust of PECO Energy Capital Trust V dated as of May 9, 2003 (incorporated herein by reference to File No. 333-105207, Form S-3, Exhibit 4-8)

4.24	Declaration of Trust of PECO Energy Capital Trust VI dated as of May 9, 2003 (incorporated herein by reference to File No. 333-105207, Form S-3, Exhibit 4-9)

4.25	Form of Amended and Restated Declaration of Trust (including form of trust preferred security certificate) (incorporated herein by reference to File No. 333-105207, Form S-3, Exhibit 4-10)

4.25	Form of Guarantee Agreement of PECO Energy Company (incorporated herein by reference to File No. 333-105207, Form S-3, Exhibit 4-11)

4.26	Form of Statement with Respect to Shares for PECO Energy Company preferred stock (incorporated herein by reference to File No. 333-105207, Form S-3, Exhibit 4-12)

5.1***	Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the legality of Exelon, Generation, Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III Securities.

E-2

Exhibit No.	Description
5.2**	Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the legality of PECO, PECO Energy Capital Trust V and PECO Energy Capital Trust VI Securities.

12.1**	Statement regarding computation of ratio of earnings to fixed charges for Exelon.

12.2**	Statement regarding computation of ratio of earnings to fixed charges for Generation.

12.3**	Statement regarding computation of ratio of earnings to fixed charges for PECO.

12.4**	Statement regarding computation of consolidated ratios of earnings to combined fixed charges and preferred stock dividends for PECO.

23.1**	Consent of PricewaterhouseCoopers LLP.

23.2***	Consent of Ballard Spahr Andrews & Ingersoll, LLP relating to Exelon, Generation, Exelon Capital Trust I, Exelon Capital Trust II and Exelon Capital Trust III Securities (included in Exhibit 5.1).

23.3**	Consent of Ballard Spahr Andrews & Ingersoll, LLP relating to PECO, PECO Energy Capital Trust V and PECO Energy Capital Trust VI Securities (included as Exhibit 5.2).

24.1***	Powers of Attorney for Exelon (included on signature page).

24.2**	Powers of Attorney for PECO (included on signature page).

25.1***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A., as trustee under the Indenture relating to Exelon senior debt securities.

25.2***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association (successor to Wachovia Bank, National Association), as trustee under the Indenture relating to Exelon subordinated debt securities.

25.3***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association, as property trustee under the Amended and Restated Declaration of Trust.

25.4***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association, as guarantee trustee under the Guarantee Agreement.

25.5***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as trustee under the Indenture relating to Generation senior debt securities.

25.6**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association, as trustee under the PECO mortgage.

25.7**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association, as trustee under the subordinated debt indenture.

25.8**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association, as Delaware trustee and property trustee under the Amended and Restated Declaration of Trust.

25.9**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association, as guarantee trustee under the Guarantee Agreement.

*	A form of Underwriting Agreement with respect to any Securities will be filed as an Exhibit on Form 8-K, as contemplated by Item 601(b)(1) of Regulation S-K under the Securities Act.
**	Filed herewith
***	Filed previously

E-3